Exhibit 99.1

Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited
Sell Approximately 3.8 Million Priceline.com Shares

     NORWALK, Conn., December 4, 2006 . . . Priceline.com Incorporated (Nasdaq: PCLN) announced today that Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited sold approximately 3.8 million shares of priceline.com common stock in an at-the-market offering underwritten by Goldman, Sachs & Co.  The shares sold were covered by a shelf registration statement filed with the Securities and Exchange Commission on December 4, 2006.  The sale of the shares is expected to close on December 7, 2006.

The sale, which was priced today, represents the remainder of priceline.com common stock owned by Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited.  Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited sold 8.9 million shares of priceline.com common stock in an underwritten offering on September 5, 2006.  Dominic Lai and Ian Wade, Hutchison Whampoa Limited’s representatives on priceline.com’s Board of Directors, intend to resign from priceline.com’s Board at the time of the closing of the sale of the shares.

“We are pleased to see that these two long-term investors in priceline.com since 2001 have been rewarded with a successful transaction.  Meanwhile, we still maintain a good relationship with Hutchison Whampoa through our joint venture, Hutchison-Priceline, in Asia,” said priceline.com President and Chief Executive Officer Jeffery H. Boyd.

This press release is not an offer to sell any securities nor does it seek an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

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For press information, contact:  Brian Ek  203-299-8167  brian.ek@priceline.com.

For a copy of a prospectus, contact: Goldman, Sachs & Co., Attn: Prospectus Dept., 85 Broad St., New York, NY 10004, Fax: 212 902 9316 or email at prospectus-ny@ny.email.gs.com.

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

— adverse changes in general market conditions for leisure and  other travel services as the result of, among other things, terrorist attacks, natural disasters, or the outbreak of an epidemic or pandemic disease;

— adverse changes in the Company’s relationships with airlines and other product and  service providers which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s retail or “opaque” services, or both);

— the loss or reduction of global distribution fees;

— the bankruptcy or insolvency of another major domestic airline;

— the effects of increased competition;

— systems-related failures and/or security breaches, including without limitation, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach;

— difficulties integrating recent acquisitions, such as Active Hotels Ltd. and Bookings B.V., including, ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

— a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

— legal and regulatory risks; and

— the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.